SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2007 (October 26, 2007)

BREK ENERGY CORPORATION
(Exact name of Company as specified in Charter)

Nevada	000-27753	98-0206979
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3388 Via Lido, Fourth Floor
Newport Beach, California 92663
(Address of Principal Executive Offices)

866-472-2987
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1. 01 Entry into a Material Definitive Agreement.

On October 26, 2007 and October 29, 2007 we entered into subscription agreements with five individuals. Pursuant to the subscription agreements, we sold a total of 937,500 shares of our common stock at a price of $0.16 per share for total proceeds of $150,000. The individuals who subscribed to the offering and the amount of their investments were

Michael L. Nazmack	$30,000
Ian Robinson	$25,000
Gregory Pek	$10,000
Shawne Malone	$60,000
Susan Jeffs	$25,000

Messrs. Nazmack, Robinson, Pek and Malone are directors and Ms. Jeffs is married to Mr. Richard N. Jeffs, our chief executive officer, president and a director. The offering was made pursuant to Section 4(2) of the Securities Act of 1933 inasmuch as the common stock was offered without any form of general solicitation or general advertising and the offerees had effective access to the information that registration would otherwise provide. The proceeds of the offering will be used for working capital, including the payment of expenses incurred by us in consummating the merger with Gasco Energy Inc.

Item 3.02 Unregistered Sales of Equity Securities.

See discussion under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREK ENERGY CORPORATION

/s/ Richard N. Jeffs
Richard N. Jeffs, Chief Executive Officer
Dated: October 31, 2007